                                                                    EXHIBIT 10.3

                                AMENDMENT NO. 2
                                       TO
                            ASSET PURCHASE AGREEMENT


      THIS AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT (this "Amendment") is entered into as of March 30, 2001, among The Basketball Club of Seattle, LLC, a Washington limited liability company ("Buyer"), The Ackerley Group, Inc., a Delaware corporation ("Ackerley"), Ackerley Media Group, Inc. (formerly AK Media Group, Inc.), a Washington corporation ("AK Media"), SSI, Inc., a Washington corporation ("SSI"), Full House Sports & Entertainment, Inc., a Washington corporation ("FHSE") (Ackerley, AK Media, SSI and FHSE, collectively, the "Sellers") and Ackerley Seattle Storm, Inc., a Washington corporation.

                                   BACKGROUND

      A. Buyer and the Sellers are parties to that certain Asset Purchase Agreement dated as of January 11, 2001, as amended pursuant to that certain Amendment No. 1 to Asset Purchase Agreement dated as of March 22, 2001 (the "Agreement"), pursuant to which Buyer will buy from the Sellers certain assets more particularly described therein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

      B. Buyer and Sellers wish to make certain modifications to the Agreement as hereinafter set forth.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Addition of Ackerley Seattle Storm, Inc. as a Party. The Parties agree that Ackerley Seattle Storm, Inc. shall be a party to the Agreement as amended by this Amendment and included in the definition of "Sellers" thereunder, the same as if Ackerley Seattle Storm, Inc. had executed the Agreement on the original date of execution of the Agreement.

      2. Amendment of Schedule 6.1(s). Schedule 6.1(s) is amended to remove all items listed thereon except the lien of First Union National Bank, as agent, and any other references to such liens (such removed items, the "Office Equipment Lease Liens").

      3. Amendment of Section(b)(v) of Schedule 1.1 to the Agreement (Assumed Contracts). Buyer and the Sellers agree that Section (b)(v) of Schedule 1.1 to the Agreement is hereby amended to remove the Contract for Professional Services between City of Tacoma and Full House Sports and Entertainment, Inc. dated as of December 14, 1999 ("Tacoma Dome Contract"). The Agreement is hereby amended to remove any and all other references to the Tacoma Dome Contract. Buyer and the Sellers agree that Section (b)(v) of Schedule 1.1 to the Agreement is hereby amended to add to subsection (b)(v)(7) thereof the lease agreements relating to the Office Equipment Lease Liens.

      4. Prorations Schedule and Accounts Receivable Schedule. The Schedule of Prorations attached hereto as EXHIBIT A is hereby substituted as Schedule 1.3(b) to the Agreement. The

Schedule of Accounts Receivable attached hereto as EXHIBIT B is hereby substituted as Schedule 5.3 to the Agreement.

      5. Addition of List of Tangible Personal Property to Schedule 1.1.
Schedule 1.1 to the Agreement is hereby amended to add to Section (b)(ii) of
Schedule 1.1 the tangible personal property listed on EXHIBIT C hereto.

      6. Miller Advertising Contract Settlement Letter. Whereas, AK Media and SSI have entered into a letter agreement with Miller Brewing Company ("Miller"), dated as of March 22, 2001 (the "Miller Letter Agreement") which sets forth the agreement among the parties thereto regarding resolution of certain shortfalls in the television ratings performance delivered by AK Media and SSI relative to the ratings performance guarantees for the 1999-2000 and 2000-2001 NBA seasons set forth in that certain Advertising Rights Agreement, dated September 1, 1998, among Miller, AK Media and SSI (the "Miller Advertising Agreement"). Section (v) of Schedule 1.1 to the Agreement is hereby amended to add the Miller Letter Agreement. The parties agree that, pursuant to Section 1.3(b) of the Agreement, the obligations under the Miller Letter Agreement shall be prorated between the Buyer and the Sellers such that the only obligations under the Miller Letter Agreement that will be allocated to Buyer in such proration shall be obligations which relate to any shortfall of the 2000-2001 NBA season's ratings below the revised ratings guarantee of 3.0 MMA-34 set forth in the Miller Letter Agreement, but only such obligations which are attributable to that portion of the 2000-2001 NBA season which falls after the Closing (as defined in the Agreement).

      7. Excise Taxes. Buyers shall promptly file the Washington Real Estate Excise Tax Affidavit Return and pay the tax due of $77,324.98, which amount shall be deducted from the Purchase Price.

      8. Interest Payment. Buyer agrees that, as soon as practicable following the transfer by Buyer to Sellers of the Cash Consideration (as defined in the Agreement), Buyer shall pay to Sellers the amount of interest that accrued on the Equity cash (as defined below) for the period of time from 12:01 a.m. Seattle time on Sunday April 1, 2001 until the time that the Equity Cash is wire transferred to the Sellers. "Equity Cash" means the portion of the Cash Consideration that is being funded by equity investments received by Buyer from its members, and which is approximately $128,241,670.58.

      9. Governing Law; Counterparts. The internal laws of the State of Washington (irrespective of its choice of law principles) will govern the validity of this Amendment, and this Amendment may be executed in counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

      10. No Other Modifications. Except as otherwise expressly set forth in this Amendment, the Agreement shall remain in full force and effect without any modification thereto. This Amendment shall be deemed a part of the Agreement for all purposes.

                     [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.



BUYER:                                             THE BASKETBALL CLUB OF SEATTLE, LLC


                                                   By:     /s/ Howard Schultz
                                                           ------------------------
                                                   Name:   Howard Schultz
                                                   Title:  Chairman of the Board


                                                   By:     /s/ Walter F. Walker
                                                           ------------------------
                                                   Name:   Walter F. Walker
                                                   Title:  Chief Executive Officer


SELLERS:



THE ACKERLEY GROUP, INC.                           ACKERLEY MEDIA GROUP, INC.

By:     /s/ Christopher H. Ackerley                By:     /s/ Christopher H. Ackerley
        -------------------------------                    ---------------------------
Name:   Christopher H. Ackerley                    Name:   Christopher H. Ackerley
Title:  Co-President                               Title:  President



FULL HOUSE SPORTS & ENTERTAINMENT, INC.            ACKERLEY SEATTLE STORM, INC.

By:     /s/ Christopher H. Ackerley                By:     /s/ Christopher H. Ackerley
        -------------------------------                    ---------------------------
Name:   Christopher H. Ackerley                    Name:   Christopher H. Ackerley
Title:  President                                  Title:  President


SSI, INC.



By: /s/ Christopher H. Ackerley
    ---------------------------
Name:  Christopher H. Ackerley
Title: President

                                   EXHIBIT A
                                   ---------

FULL HOUSE SPORTS & ENTERTAINMENT
PLAYER COMPENSATION
ESTIMATED AT 3/31/2001                                  0.85
                                           CURRENT YEAR     A/C 61660/61690       AMOUNT PAID
                                            CONTRACT          EXPENSE THRU          THROUGH
Name                                         AMOUNT             03/31/01            03/31/01
-----------------------------------        ------------     ---------------       -----------
Vin Baker                                 9,315,000.00        7,951,829.27        7,762,500.00
Brent Barry                               4,320,000.00        3,687,804.88        3,600,000.00
Emanual Davis                               611,000.00          521,585.37          509,166.70
Pervis Ellison                            1,000,000.00          291,693.02          291,693.02
Patrick Ewing                            11,500,000.00        9,817,073.17        9,583,333.40
Cash Trade to Phoenix                     2,000,000.00        1,707,317.07        2,000,000.00
Rashard Lewis                             3,923,000.00        3,348,902.44        3,923,000.00
Sean Marks                                   29,324.00           29,324.00           29,324.00
Desmond Mason                             1,074,720.00          917,443.90          912,266.70
Jelani McCoy                              1,250,000.00        1,067,073.17        1,062,500.00
Olumide Oyedeji                             316,969.00          270,583.29          264,140.90
Ruben Patterson                             990,000.00          845,121.95          838,750.00
Gary Payton                              10,000,000.00        8,536,585.37        8,333,333.40
Shammond Williams                           550,000.00          469,512.20          458,333.40
David Wingate                             1,000,000.00          853,658.54          833,333.40
Ruben Wolkowyski                            316,969.00          270,583.29          264,140.90
                                         -----------------------------------------------------
                                         48,196,982.00       40,586,090.92       40,665,815.82
Payton's Suite 00-01                        149,843.13          127,914.87           75,324.63
Payton signing bonus                      1,071,429.00          914,634.51        7,500,000.00
Vernon Maxwell Trade                        638,500.00          545,060.98
Minimum Player Salary Funding               425,000.00          362,804.88
Minimum Player Salary Reimbursement        (451,500.00)        (385,426.83)
Gary Payton bonus                         1,000,000.00          853,658.54
Vin Baker bonus                             810,000.00          691,463.41
Wally Walker agreement
                                         -----------------------------------------------------
                         Total           51,840,254.13       43,696,201.28       48,241,140.45
                                         =====================================================


FULL HOUSE SPORTS & ENTERTAINMENT
PLAYER COMPENSATION
ESTIMATED AT 3/31/2001
                                            A/C 11910           A/C 31480           A/C 14120            A/C 31690
                                           PREPAID AT           ACCRUED AT         PREPAID AT           ACCRUED AT
Name                                        03/31/01             03/31/01           03/31/01             03/31/01
-----------------------------------        ----------           ----------         ----------           ----------
Vin Baker                                          --         (189,329.27)
Brent Barry                                        --          (87,804.88)
Emanual Davis                                      --          (12,418.67)
Pervis Ellison                                     --                  --
Patrick Ewing                                      --         (233,739.77)
Cash Trade to Phoenix                      292,682.93                  --
Rashard Lewis                              574,097.56                  --
Sean Marks                                         --                  --
Desmond Mason                                      --           (5,177.20)
Jelani McCoy                                       --           (4,573.17)
Olumide Oyedeji                                    --           (6,442.39)
Ruben Patterson                                    --           (6,371.95)
Gary Payton                                        --         (203,251.97)
Shammond Williams                                  --          (11,178.80)
David Wingate                                      --          (20,325.14)
Ruben Wolkowyski                                   --           (6,442.39)
                                         -------------------------------------------------------------------------
                                           866,780.49         (787,055.59)                 --                  --
Payton's Suite 00-01                               --          (52,590.24)
Payton signing bonus                     1,071,429.00                  --        1,228,220.51
Vernon Maxwell Trade                               --                                                 (545,060.98)
Minimum Player Salary Funding                      --         (362,804.88)
Minimum Player Salary Reimbursement                --          385,426.83
Gary Payton bonus                                  --         (853,658.54)
Vin Baker bonus                                    --         (691,463.41)
Wally Walker agreement                                                                              (1,536,249.40)
                                         -------------------------------------------------------------------------
                         Total           1,938,209.49       (2,362,145.83)       1,228,220.51       (2,081,310.38)
                                         =========================================================================
                                                    A ----------------------------------------------------------->
                                                                      SUM OF A =   (1,277,026.21)

                                   EXHIBIT B
                                   ---------


SCHEDULE 5.3
RECEIVABLES COLLECTABLE BY BUYER AND PAYABLE TO SELLER FROM
COLLECTIONS (ESTIMATED AT MARCH 31, 2001)



Sponsorship receivables, billed                                          4,968,455.20
Sponsorship receivables, unbilled (clearing account)                      (432,952.19)
Suite receivables, gross                                                   133,923.85
Catering receivables                                                        18,685.10
1995-1999 State B&O Tax audit receivable                                   200,000.00
NBA Properties, Inc. receivables                                           824,680.00
Concession receivable                                                      553,861.90
National Broadcast Contract receivable:
            Balance due 9/30/2000                       1,000,000.00
            2000-2001 Season due (58% of NBC&Turner)   13,324,920.00
            Payments from 10/1/2000 to 3/31/2001      (12,733,000.00)    1,591,920.00
                                                                         ------------
                                                                         7,858,573.86
                                                                         ============